EXHIBIT 99.1



                                  PRESS RELEASE

                     NAUGATUCK VALLEY FINANCIAL CORPORATION
                           ANNOUNCES CASH DIVIDEND AND
                               ANNUAL MEETING DATE


Contact:   John C. Roman
           President and Chief Executive Officer
           Naugatuck Valley Financial Corporation
           (203) 720-5000

Naugatuck, Connecticut - January 21, 2005 - The Board of Directors of Naugatuck Valley Financial Corporation (Nasdaq National Market: "NVSL") today declared a cash dividend for the quarter ended December 31, 2004, of $.04 per share to stockholders of record on February 7, 2005. Payment of the cash dividend will be made on or about March 1, 2005.

The Board of Directors also announced today that the Naugatuck Valley Financial Corporation Annual Meeting of Stockholders will be held on Thursday, May 5, 2005.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan and is headquartered in Naugatuck, Connecticut. Naugatuck Valley Savings and Loan operates six offices in Naugatuck, Beacon Falls, Shelton, Derby and Seymour Connecticut. The Bank's Seymour office opened for business on January 18, 2005.